EXHIBIT 8


THIS JOINT FILING AGREEMENT (this "Agreement"), dated as of November 20, 1996, is between and among SCI SYSTEMS, INC., a Delaware corporation, SCI TECHNOLOGY, INC., an Alabama corporation, and MICHAEL W. LEDBETTER, an individual.

The parties hereto hereby agree that Amendment No. 1 to the Statement of Beneficial Ownership on Schedule 13D relating, among other things, to the beneficial ownership by the parties hereto of shares of the Common Stock, No Par Value, of Radius, Inc., and all subsequent amendments thereto, sha ll be filed with the Securities and Exchange Commission and delivered to Radius, Inc. on behalf of each of the parties.

IN WITNESS WHEREOF, each of the undersigned have set their hand hereunto as of this 20th day of November, 1996.

                         SCI SYSTEMS, INC.



                          By: /s/ Michael M. Sullivan
                          ---------------------------
                            Name: Michael M. Sullivan
                            Title: Secretary

                         SCI TECHNOLOGY, INC.



                          By: /s/ Michael M. Sullivan
                          ---------------------------
                            Name:  Michael M. Sullivan
                            Title: Secretary



                            /s/ Michael W. Ledbetter
                           ------------------------------
                            MICHAEL W. LEDBETTER